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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Registration Statements of Roper Industries, Inc. on Form S-8 (Nos. 33-71094, 33-77770, 33-78026, 333-36897, 333-73139, 333-35666, 333-35672, 333-35648, 333-59130,
333-105919, 333-105920) of our reports dated January 31, 2003 relating to the financial statements of Neptune Technology Group Holdings, Inc. and Water Management which appear in Roper Industries, Inc.'s Current Report on Form 8-K dated November 14, 2003, which is incorporated by reference in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers, LLP
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PricewaterhouseCoopers, LLP
Atlanta, Georgia
January 12, 2004